Exhibit 99.1

FOR IMMEDIATE RELEASE

iSatori Reports First Quarter 2015 Financial Results and Recent Developments

6% Increase in Net Revenues; Returns to Profitability

GOLDEN, CO--(MarketWired – May 8, 2015) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, under the iSatori (www.isatori.com), BioGenetic Laboratories (www.BioGeneticLabs.com), and Energize (www.TryEnergize.com) brands, today announced its first quarter 2015 results. A complete report of the Company's (GAAP) financial results for the first quarter ended March 31, 2015, will be available today on its quarterly report filed with the Securities and Exchange Commission on Form 10-Q.

iSatori's product revenues (net of returns and discounts) increased $179,000 or 6% to $3,398,000 for the three months ended March 31, 2015, compared to $3,219,000 for the same period in 2014. Gross product revenues increased 6% to $3,933,000 compared to $3,730,000 for the same period in 2014.  The increase in revenues can be attributed to increasing demand for their category-creating Bio-Gro™ product and newly released products which were not available during the three-month period ended March 31, 2014, such as Pre-Gro™ and Hyper-Gro™ (both of which are fortified with Bio-Gro™). Adjustments from revenues (for retailer advertising discounts, returns, promotional credits, and coupons) increased $24,000 or 5% to $535,000 for the three months ended March 31, 2015, compared to $511,000 for the same period in the previous year period. Total operating expenses decreased by $70,000 or -4% for first three months ended March 31, 2015, to $1,593,000 from $1,663,000 for the same period prior year. As a result, net income for the first quarter was $26,000 compared to net income of $336,000 or $.03 per share for the same period in 2014.

“We are pleased to announce our return to profitability. Our Company took very important steps during the last 120 days to streamline our business, eliminate poorly performing products, and increase customer demand for our products at retail,” said Stephen Adelé.  "As a result, we have been able to generate a positive year over year increase in revenues and bring our company back to profitability. Management remains confident in our ability to continue to drive increased shareholder value by executing our strategic growth objectives throughout the remainder of the year.”

First Quarter 2015 Highlights:

•

On January 5, 2015, the Company launched two new products fortified with clinically tested Bio-Gro™ Bio-Active Peptides to complement its growing GRO product line within in sports nutrition assortment. Pre-Gro™ is a pre-workout powder designed to deliver a high energy, muscle-building workout experience. Hyper-Gro™ is a lean muscle mass gainer shake mix that contains an exclusive 5-Phase Instantized Protein Blend with beef protein isolate as its number one source. Distribution for both products was secured for the Company’s primary channels, such as GNC, Vitamin Shoppe, Vitamin World, Europa Sports Wholesalers, Bodybuilding.com, and other retailers, and international markets will be shipped as product is made available. Initial response to both Pre-Gro™ and Hyper-Gro™ has been positive. iSatori had backlogged $374,000 in orders waiting to be filled with future production runs. The Company expects to fill those product orders prior to the end of 2Q 2015.

•

In January 2015, iSatori signed a multi-year endorsement agreement with one of the industry’s biggest influencers, CT Fletcher. With his nearly 2-million followers in various social media outlets, CT is known as the “master of motivation” as he accepts no excuses for not putting in the hard work to transform the body, which is a shared core value with iSatori. The Company expects this partnership to increase brand awareness and consumption of iSatori products through his wide reach and influence in Social Media. CT Fletcher will make a series of special retail and tradeshow appearances throughout the year on behalf of iSatori, and the Company is excited about the new endorsement deal which should yield dividends for the brand’s equity over time.

•

In January 2015, iSatori partnered in distribution with Sportika Export (based in Connecticut), the largest U.S. dietary supplement exporter in the world. Led by industry veterans Richard White and Barry Griffing, with their expertise in export of sports supplements and wide distribution into over 130+ countries, the Company expects to gain new international distribution in the coming year through this new, exciting channel.

•

In January 2015, the Company officially “cut the ribbon” on its 17,426-square-foot warehouse and distribution center, located in Denver, Colorado. The facility is occupied under a four-year lease and will allow the Company to house all its finished goods under one facility. New machinery also allows the Company to bundle and package promotions, internally, and thereby reduce incurred expenses normally paid for these services. The new warehouse and distribution center is expected to be accretive to the company by removing outside warehousing cost and reducing long-distance and intermittent freight expenses. In conjunction with the move, a new freight agreement with a major carrier was executed to add additional cost savings to the in-direct COGS. The Company believes the full implementation of the warehouse and distribution center will increase efficiencies in fulfillment, reduce overall transit and freight costs, and improve the customer experience.

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In February 2015, the Company shipped the opening orders of its Energize 28-count tablet to CVS Health drugstores for national distribution. The Company also received initial purchase orders from Rite-Aid drugstores for their Energize product in February, which would expand distribution in Rite-Aid from partial to full national distribution. These customer acquisitions will increase iSatori’s retail footprint by adding over 11,000+ retail stores to its domestic distribution—increasing the Company’s ACV (all commodity volume, a measure of maximum retail distribution volume) from 18.6% to 34.1%, which includes such current retail distribution as Walmart, Walgreens, Super Value, Meijer, and other food, drug and mass retailers.

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On April 3, 2015, Seth Yakatan was named Interim Chief Financial Officer. He currently serves as a member of the Company's Board of Directors, having joined the Board in 2014, and also serves as Vice President of Business Development for Invion, Ltd. The Company also promoted Andrea Clem to serve as Executive Vice President, Finance and Corporate Controller. Michael Wilemon, who served as the Company’s Chief Financial Officer, retired from the Company.

iSatori, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$513,202	$738,725
Accounts receivable trade	1,970,061	925,506
Note receivables - current portion	26,289	28,939
Inventories	2,104,615	2,483,602
Assets held for sale	28,744	34,979
Prepaid expenses	308,234	217,668
Total current assets	4,951,145	4,429,419

Property and equipment:
Leasehold improvements	11,485	11,485
Furniture and fixtures	184,966	128,902
Office equipment	94,179	57,408
Computer equipment	332,171	332,171
Dies and cylinders	54,567	43,942
Less accumulated depreciation	(445,118)	(425,238)

Net property and equipment	232,250	148,670

Note receivable – net of current portion	52,695	52,695

Other assets:
Deferred tax asset, net	57,314	57,314
Deposits and other assets	39,502	45,207
Total other assets	96,816	102,521
Total assets	$5,332,906	$4,733,305

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$1,600,232	$819,918
Accrued expenses	253,655	253,208
Deferred revenues	-	191,127
Deferred tax liability, net	57,314	57,314
Line of credit	1,500,000	1,620,519
Notes payable	50,169	15,708
Total current liabilities	3,461,370	2,957,794

Long-term liabilities
Derivative liability	-	152,849

Commitments and contingencies (Notes 1,2,5, and 6)

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 13,373,791 shares issued and outstanding	133,738	129,093
Additional paid-in capital	5,014,081	4,796,241
Accumulated deficit	(3,276,508)	(3,302,897)
Total stockholders’ equity	1,871,536	1,622,662
Total liabilities and stockholders' equity	$5,332,906	$4,733,305

iSatori, Inc.

Condensed Statement of Operations

(Unaudited)

	For the Months Ended
	March 31
	2015	2014
Revenues:
Product revenue (Net of returns and discounts)	$3,398,440	$3,219,244
Royalty revenue	19,218	32,627
Other revenue	11,165	9,396
Total revenue	3,428,823	3,261,267

Cost of sales	1,709,547	1,243,797
Gross profit	1,719,276	2,017,470

Operating Expenses:
Selling and marketing	625,445	782,687
Salaries and labor related expenses	619,254	647,413
Administration	325,375	213,978
Depreciation and amortization	23,084	19,129
Total operating expenses	1,593,158	1,663,207

Income from operations	126,118	354,263

Other income (expense)	(68,223)	30,199
Financing expense	(12,361)	(21,353)
Interest expense	(16,215)	(11,048)

Income before income taxes	29,319	352,061

Income tax expense	(2,930)	(15,823)

Net Income	$26,389	$336,238

Net income per common share
Basic	$-	$0.03
Diluted	$-	$0.02

Weighted average shares outstanding:
Basic	13,004,532	12,879,651
Diluted	13,213,246	14,546,736

About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

Self & Associates

Trudy M. Self

Investor Relations

909.336.5685

TMSelf@aol.com